UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 19, 2010

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 15, 2010, Ariba, Inc. (“Ariba” or the “Company”) completed its previously announced disposition of its sourcing services and BPO assets (the “Business”) pursuant to an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) with Accenture LLP and Accenture Global Services Ltd. (“Buyers”) for $51 million in cash and the assumption by the Buyers of certain liabilities.

On November 15, 2010, the Buyers placed $12 million of the purchase price into an escrow fund, which will be released on a periodic basis on the assignment and performance of certain customer related assets for a period equal to the longer of (i) two years and (ii) the life of certain assets. Ariba agreed to enter into a four year non-competition agreement with the Buyers with respect to the provision of defined services provided by the Business.

The Business is comprised of professional services based offerings that support customers with strategic sourcing execution, category expertise, supplier identification and outsourced transaction management. The Business is aimed at delivering financial savings for customers by supporting the negotiation process and driving compliance against supplier contracts.

A copy of the Asset Purchase Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending September 30, 2010. The Asset Purchase Agreement contains customary representations, warranties, covenants and agreements made by the Company and the Buyers as of specific dates and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged upon execution of the Asset Purchase Agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality that may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Stockholders are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

There are no material relationships among the Company and Buyers or any of their respective affiliates, other than with respect to the Asset Purchase Agreement and the related ancillary agreements.

About Non-GAAP Financial Measures

The accompanying pro forma financial information contains non-GAAP financial information. This non-GAAP financial information includes net income and net income per share amounts. Management reviews this non-GAAP financial information in evaluating Ariba’s historical and projected financial performance and believes that it may assist investors in assessing Ariba’s ongoing operations. The presentation of this additional financial information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

In the pro forma financial information attached hereto as Exhibit 99.1, Ariba has provided a reconciliation of the financial information prepared and reported in accordance with GAAP to the non-GAAP financial information reported for the given periods.

Item 9.01.	Financial Statements and Exhibits.

(b)(1) Pro forma Financial Information.

The pro forma financial information required to be filed in connection with the disposition described in Item 2.01 is attached as Exhibit 99.1 to this report.

(d) Exhibits

Exhibit Number	Description

99.1	Pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: November 19, 2010	By:	/S/ AHMED RUBAIE
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro forma financial information.